Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (file nos. 333-174897 and 333-197616) and Form S-3 (file no. 333-198893) for Sigma Labs, Inc., of our report dated March 27, 2015, relating to the December 31, 2014 consolidated financial statements of Sigma Labs, Inc. included in this annual report (Form 10-K) of Sigma Labs, Inc. for the year ended December 31, 2014.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

March 31, 2015